Exhibit 23.3

Consent of Independent Auditor

We consent to the incorporation by reference in this Registration Statement on Form S-1 of Parabolic Technologies, Inc. filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, of our report dated May 18, 2026, relating to the financial statements of ConnectAndSell, Inc., appearing in the Prospectus, which is part of the Registration Statement (No. 333-299744) on Form S-1 declared effective on November 3, 2026.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/SingerLewak LLP

San Jose, California

November 5, 2026